                                                                     EXHIBIT 4.4



                               PLAN OF ARRANGEMENT
                                UNDER SECTION 182
                   OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

                           ARTICLE 1 - INTERPRETATION

1.1    DEFINITIONS

       In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

       (a) "Amalgamation" means the amalgamation of WordStar Ontario and SoftKey pursuant to subsection 2.1(a);

       (b) "Arrangement" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with section 11.5 of the Combination Agreement or made at the direction of the Court in the Final Order;

       (c) "Arrangement Resolution" means the special resolution passed by the holders SoftKey Common Shares at the Meeting;

       (d) "Automatic Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

       (e) "Business Day" means any day other than a Saturday, Sunday or a day when banks are not open for business in either or both of New York City, New York and Toronto, Ontario;

       (f) "Class A Shares" has the meaning ascribed thereto in clause 2.1(a)(iv)(A);

       (g) "Class B Shares" has the meaning ascribed thereto in clause 2.1(a)(iv)(B);

       (h) "Combination Agreement" means the agreement by and among WordStar International Incorporated, SoftKey, Spinnaker Software Corporation and SSC Acquisition Corporation dated as of August 17, 1993, as amended and restated, providing for, among other things, the Arrangement;

       (i) "Corporation" means the corporation continuing from the Amalgamation;

       (j)   "Court" means the Ontario Court of Justice (General Division);

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       (k)   "Depositary" means The R-M Trust Company at its principal offices in Toronto, Ontario and The First National Bank of Boston at its principal office in Boston, Massachusetts;

       (l)   "Dissent Procedures" has the meaning set out in section 3.1;

       (m) "Dissenting Shareholder" means a holder of SoftKey Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

       (n) "Effective Date" means the date shown on the certificate of arrangement issued by the Director under the OBCA giving effect to the Arrangement;

       (o)   "Effective Time" means 12:01 a.m. on the Effective Date;

       (p) "Elected SoftKey Common Share" means any SoftKey Common Share which the holder shall have indicated, in a duly completed Letter of Transmittal and Election Form received by SoftKey no later than 5:00 p.m. (local time) on the second business day immediately preceding the day of the Meeting, is to be exchanged on the Amalgamation for Class A Shares and thereafter exchanged for SoftKey International Common Shares;

       (q) "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

       (r) "Exchangeable Shares" has the meaning ascribed thereto in clause 2.1(a)(iv)(C);

       (s) "Final Order" means the final order of the Court approving the Arrangement;

       (t) "Letter of Transmittal and Election Form" means a Letter of Transmittal and Election Form in the form accompanying the Proxy Statement;

       (u)   "Liquidation Call Right" has the meaning ascribed thereto in section 5.1;

       (v) "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

       (w) "Meeting" means the Special Meeting of the shareholders of SoftKey to be held to consider the Arrangement;

       (x) "NASDAQ" means the National Market System of the National Association of Securities Dealers Automated Quotation System;



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

       (y)   "OBCA" means the Business Corporations Act (Ontario), as amended;

       (z) "Proxy Statement" means the Joint Management Information Circular and Proxy Statement of SoftKey, WordStar International Incorporated and Spinnaker Software Corporation dated December 27, 1993;

       (aa)  "Redemption Call Right" has the meaning ascribed thereto in section 5.2;

       (ab) "SoftKey" means SoftKey Software Products Inc., a corporation existing under the OBCA.

       (ac) "Soft Key Common Shares" means the common shares in the capital of SoftKey;

       (ad) "Soft Key International" means SoftKey International Inc. (formerly known as "WordStar International Incorporated"), a body corporate existing under the laws of the State of Delaware;

       (ae) "Soft Key International Common Shares" means the common shares in the capital of SoftKey International;

       (af) "Soft Key International Consolidation" means the consolidation, or "reverse split", of the outstanding SoftKey International Common Shares to become effective, after the issuance of SoftKey International Common Shares pursuant to subsection 2.1(h) hereof, under the General Corporation Law of the State of Delaware by an amendment to SoftKey International's Restated Certificate of Incorporation approval for which is being sought from WordStar International Incorporated's shareholders pursuant to the Proxy Statement; and

       (ag) "Word Star Ontario" means 1056920 Ontario Inc., a corporation incorporated under the OBCA.

1.2    SECTIONS AND HEADINGS

       The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

1.3    NUMBER, GENDER AND PERSONS

       In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any



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gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

                             ARTICLE 2 - ARRANGEMENT

2.1    ARRANGEMENT

       At the Effective Time on the Effective Date, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

       (a) WordStar Ontario and SoftKey shall amalgamate to form the Corporation and shall continue as one corporation under the OBCA and, unless and until otherwise determined in the manner required by law, by the Corporation, its directors or shareholders, the following provisions shall apply to the
Corporation:

             (i) Name. The name of the Corporation shall be SoftKey Software Products Inc.;

             (ii) Registered Office. The registered office of the Corporation shall be located in the City of Mississauga in the Province of Ontario. The address of the registered office of the Corporation shall be 2700 Matheson Boulevard East, 8th Floor, West Tower, Mississauga, Ontario, L4W 4V9;

             (iii) Business and Powers. There shall be no restrictions on the business the Corporation may carry on or on the powers it may exercise;

             (iv) Authorized Share Capital. The Corporation shall be authorized to issue:

                    (A) an unlimited number of Class A voting common shares (the "Class A Shares");

                    (B) an unlimited number of Class B non-voting common shares (the "Class B Shares"); and

                    (C) an unlimited number of Exchangeable Non-Voting Shares (the "Exchangeable Shares");

             (v) Share Provisions. The Class A Shares, the Class B Shares and the Exchangeable Shares shall have attached thereto the rights, privileges, restrictions and conditions respectively set out in Appendix A hereto;



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             (vi)   Share Restrictions. There shall be no restrictions on the
                    issue, transfer or ownership of shares of the Corporation;

             (vii) Number of Directors. The number of directors of the Corporation shall be such number not less than three and not more than 10 as the shareholders of the Corporation may from time to time determine by special resolution or, if empowered to do so by special resolution, as the directors of the Corporation may from time to time determine;

             (viii) Initial Directors. The directors of the Corporation shall be:

                                                                   Canadian
         Name                     Residence Address                Resident
         ----                     -----------------                --------

       Thomas Axworthy        241 Stanstead                           Yes
                              Town of Mont Royal, Quebec
                              H3R 1X4


       Robert Gagnon          6111 Du Boise                           Yes
                              Apartment 16
                              Montreal, Quebec
                              H3S 2V8


       Michael J. Nobrega     130 Roxborough Drive                    Yes
                              Toronto, Ontario
                              M4Y 1X4


       Michael Perik          295 Glen Road                           Yes
                              Toronto, Ontario
                              M4W 2X4


       Robert Rubinoff        166 Warren Road                         Yes
                              Toronto, Ontario
                              M4V 2S5


             (ix) By-laws. The by-laws of the Corporation shall be the by-laws of WordStar Ontario.

       (b) Upon the Amalgamation, each common share of Word Star Ontario outstanding immediately prior to the Amalgamation shall he converted into one Class A Share.


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       (c)   Upon the Amalgamation, each Elected SoftKey Common Share
outstanding immediately prior to the Amalgamation, other than those held by Dissenting Shareholders, shall be converted into one Class A Share and the name of each holder thereof shall be added to the register of holders of Class A Shares accordingly.

       (d) Upon the Amalgamation, each SoftKey Common Share outstanding immediately prior to the Amalgamation, other than shares held by Dissenting Shareholders and Elected SoftKey Common Shares, shall he converted into one Class B Share and the name of each holder thereof shall be added to the register of holders of Class B Shares accordingly.

       (e)   Each issued and outstanding Class B Share shall be converted into
3.6 fully paid and non-assessable Exchangeable Shares.

       (f) Upon the conversion referred to in subsection 2.1(e), each holder of Class B Shares shall cease to be such a holder, shall have his name removed from the register of holders of Class B Shares and shall become a holder of the number of fully paid and non-assessable Exchangeable Shares to which he is entitled as a result of the conversion referred to in subsection 2.1(e) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

       (g) Each issued and outstanding Class A Share, other than those held by SoftKey International, shall be exchanged by the holder thereof with SoftKey International for 3.6 SoftKey International Common Shares.

       (h) In connection with the exchange referred to in subsection 2.1(g), each holder of Class A Shares, other than SoftKey International, shall be deemed to have transferred each issued and outstanding Class A Share held by him to SoftKey International and SoftKey International shall issue to each such holder
3.6 fully paid and non-assessable SoftKey International Common Shares in exchange for each Class A Share so transferred.

       (i) Upon the exchange referred to in paragraph 2.1(g), each holder of Class A Shares, other than SoftKey International, shall cease to be such a holder, shall have his name removed from the register of holders of Class A Shares and shall become a holder of the number of SoftKey International Common Shares to which he is entitled as a result of the exchange referred to in subsection 2.1(g) and such holder's name shall be added to the register of holders of SoftKey International Common Shares accordingly.

       (j) Upon the exchange referred to in paragraph 2.1(g), SoftKey International shall become the holder of all the issued and outstanding Class A Shares, and


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SoftKey International's name shall be added to the register of holders of Class
A Shares accordingly.

       (k) In the event that the SoftKey International Consolidation becomes effective, then the outstanding Exchangeable Shares shall be consolidated by changing each of the issued and outstanding Exchangeable Shares into one-tenth of an Exchangeable Share.

2.2    STATED CAPITAL

       For purposes of the OBCA:

       (a) the stated capital attributable to the Class A Shares will be the lesser of (i) the fair market value of the Class A Shares as determined by the Board of Directors of the Corporation and (ii) the paid-up capital of all of the outstanding SoftKey Common Shares for the purposes of the Income Tax Act (Canada) determined immediately before the Amalgamation;

       (b) the stated capital attributable to the Class B Shares will be equal to the balance, if any, of the paid-up capital of all of the outstanding SoftKey Common Shares for the purpose of the Income Tax Act (Canada) determined immediately before the Amalgamation after the application of subsection 2.2(a); and

       (c) the aggregate stated capital of all Exchangeable Shares issued on the conversion described in subsection 2.1(e) will be the aggregate stated capital immediately after the Amalgamation attributable to the Class B Shares converted into Exchangeable Shares.

                          ARTICLE 3 - RIGHTS OF DISSENT

3.1    RIGHTS OF DISSENT

       Holders of SoftKey Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this Section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

       (a) are ultimately entitled to be paid fair value for their SoftKey Common Shares shall be deemed to have transferred such SoftKey Common Shares to SoftKey for cancellation on the Effective Date; or



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       (b)   are ultimately not entitled, for any reason, to be paid fair value for their SoftKey Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of SoftKey Common Shares other than a holder of Elected SoftKey Common Shares, and shall receive Class B Shares on the basis determined in accordance with subsection 2.1(d) and thereafter Exchangeable Shares on the basis determined in accordance with subsection 2.1(e) of this Plan of Arrangement, but in no case shall SoftKey be required to recognize such holders as holders of SoftKey Common Shares on and after the Effective Date, and the names of such holders of SoftKey Common Shares shall be deleted from the registers of holders of SoftKey Common Shares on the Effective Date.

                 ARTICLE 4 - CERTIFICATES AND FRACTIONAL SHARES

4.1    ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

       At or promptly after the Effective Time, the Corporation shall deposit with the Depositary, for the benefit of the holders of Class B Shares converted pursuant to subsection 2.1(e), certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(e) upon the conversion of outstanding Class B Shares and consolidated pursuant to subsection 2.1(k), if so consolidated. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding SoftKey Common Shares that were converted into Class B Shares on the Amalgamation and thereafter converted into Exchangeable Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of SoftKey and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. Certificates representing Class B Shares shall not be issued. In the event of a transfer of ownership of SoftKey Common Shares which is not registered in the transfer records of SoftKey, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such SoftKey Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented outstanding SoftKey Common Shares that were converted into Class B Shares and thereafter into



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Exchangeable Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.3

4.2    EXCHANGE OF CERTIFICATES FOR HOLDERS OF ELECTED SOFTKEY COMMON SHARES

       At or promptly after the Effective Time, SoftKey International shall deposit with the Depositary, for the benefit of the holders of Elected SoftKey Common Shares convened into Class A Shares pursuant to Section 2.1(c) and thereafter exchanged for SoftKey International Common Shares pursuant to subsection 2.1(g), certificates representing the SoftKey International Common Shares issued pursuant to subsection 2.1(g) and consolidated pursuant to subsection 2.1(k), if so consolidated, in exchange for outstanding Class A Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Elected SoftKey Common Shares that were converted into Class A Shares and thereafter exchanged for SoftKey International Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of SoftKey and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of SoftKey International Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional SoftKey International Common Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. No certificates representing Class A Shares shall be issued to the holders of Elected SoftKey Common Shares which are converted into Class A Shares. In the event of a transfer of ownership of Elected SoftKey Common Shares which is not registered in the transfer records of SoftKey, a certificate representing the proper number of SoftKey International Common Shares may be issued to a transferee if the certificate representing such Elected SoftKey Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2 each certificate which immediately prior to the Effective Time represented outstanding Elected SoftKey Common Shares that were converted into Class A Shares and thereafter exchanged for SoftKey International Common Shares shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing SoftKey International Common Shares as contemplated by this section 4.2, (ii) a cash payment in lieu of any fractional SoftKey International Common Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record



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date after the Effective Time theretofore paid or payable with respect to
SoftKey International Common Shares as contemplated by section 4.3.

4.3    DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

       No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or SoftKey International Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding SoftKey Common Shares that were converted or exchanged pursuant to section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.4, unless and until the holder of record of such certificate shall surrender such certificate in accordance with section 4.1 or section 4. Subject to applicable law, at the time of such surrender of any such certificate, there shall be paid to the record holder of the certificates representing whole Exchangeable Shares or SoftKey International Common Shares, as the case may be, without interest (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or SoftKey International Common Share to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or SoftKey International Common Share, as the case may be, and (iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or SoftKey International Common Share, as the case may be.

4.4    NO FRACTIONAL SHARES

       No certificates or scrip representing fractional Exchangeable Shares or SoftKey International Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or section 4.2 and, subject to the last sentence of this section 4.4, no dividend, stock split or other change in the capital structure of the Corporation or SoftKey International shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of the Corporation or SoftKey International. In lieu of any such fractional securities:

       (a) each person entitled to a fractional interest in an Exchangeable Share will receive a cash payment equal to such person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares to which all such persons would otherwise be entitled. The Depositary will sell the Exchangeable Shares involved on The Toronto Stock Exchange as soon as practicable following the



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             Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the persons otherwise entitled to receive fractional interests in Exchangeable Shares; and

       (b) each person entitled to a fractional interest in a SoftKey International Common Share will receive a cash payment equal to such person's pro rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in SoftKey International Common Shares to which all such persons would otherwise be entitled. The Depositary will sell the SoftKey International Common Shares involved on NASDAQ as soon as practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Depositary, pro rata in relation to the respective fractions, among the persons otherwise entitled to receive fractional interests in SoftKey International Common Shares.

The determination as to whether any former holder of Class A Shares would, apart from this section 4.4, be entitled to receive a fractional interest in a SoftKey International Common Share shall be made once only, after taking into account the SoftKey International Consolidation ff the SoftKey International Consolidation shall become effective, and the determination as to whether any former holder of Class B Shares would, apart from this section 4.4, be entitled to receive a fractional interest in an Exchangeable Share shall be made once only, after taking into account the SoftKey International Consolidation if the SoftKey International Consolidation shall become effective.

4.5    LOST CERTIFICATES

       In the event any certificate which immediately prior to the Effective Time represented outstanding SoftKey Common Shares that were converted or exchanged pursuant to section 2.1 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares or SoftKey International Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.4) deliverable in respect thereof as determined in accordance with section
2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares or SoftKey International Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation or SoftKey International, as the case may be, in such sum as the Corporation or SoftKey International may direct or otherwise indemnify the





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Corporation or SoftKey International in a manner satisfactory to the Corporation or SoftKey International against any claim that may be made against the Corporation or SoftKey International with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6    EXTINGUISHMENT OF RIGHTS

       Any certificate which immediately prior to the Effective Time represented outstanding SoftKey Common Shares that were converted or exchanged pursuant to section 2.1 and not deposited, with all other instruments required by section
4.1 or section 42, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of SoftKey, the Corporation or SoftKey International. On such date, the Exchangeable Shares or SoftKey International Common Shares to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to the Corporation or SoftKey International, as the case may be, together with all entitlements to dividends, distributions and interests thereon held for such former registered holder.

                          ARTICLE 5 - CERTAIN RIGHTS OF
              SOFTKEY INTERNATIONAL TO ACQUIRE EXCHANGEABLE SHARES

5.1    SOFTKEY INTERNATIONAL LIQUIDATION CALL RIGHT

       (a) SoftKey International shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by SoftKey International of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a SoftKey International Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one SoftKey International Common Share, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share (collectively the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by SoftKey International, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to SoftKey International on the Liquidation Date on payment by SoftKey International to the holder of the Liquidation Call Purchase Price for each such share.

       (b) To exercise the Liquidation Call Right, SoftKey International must notify the Corporation's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and the Corporation of SoftKey International's intention to



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



exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not SoftKey International has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by SoftKey International. If SoftKey International exercises the Liquidation Call Right, on the Liquidation Date SoftKey International will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

       (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, SoftKey International shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of SoftKey International Common Shares deliverable by SoftKey International in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by SoftKey International upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the SoftKey International Common Shares delivered to it. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of SoftKey International shall deliver to such holder, certificates representing the SoftKey International Common Shares to which the holder is entitled and a cheque or cheques of SoftKey International payable at par and in Canadian dollars at any branch of the bankers of SoftKey International or of the Corporation in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If SoftKey International does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.


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5.2    SOFTKEY INTERNATIONAL REDEMPTION CALL RIGHT

       (a) SoftKey International shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by SoftKey International to the holder of an amount per share equal to (a) the Current Market Price (as defined in the Exchangeable Share Provisions) of a SoftKey International Common Share on the last Business Day prior to the Automatic Redemption Date which shall be satisfied in full by causing to be delivered to such holder one SoftKey International Common Share plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Share (collectively the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by SoftKey International, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to SoftKey International on the Automatic Redemption Date on payment by SoftKey International to the holder of the Redemption Call Purchase Price for each such share.

       (b) To exercise the Redemption Call Right, SoftKey International must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and the Corporation of SoftKey International's intention to exercise such right at least 125 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not SoftKey International has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by SoftKey International. If SoftKey International exercises the Redemption Call Right, on the Automatic Redemption Date SoftKey International will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

       (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, SoftKey International shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, certificates representing the aggregate number of SoftKey International Common Shares deliverable by SoftKey International in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by SoftKey International upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the SoftKey International Common Shares delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of SoftKey International shall deliver to such holder, certificates representing the SoftKey International Common Shares to which the holder is entitled and a cheque or cheques of SoftKey International payable at par and in Canadian dollars at any branch of the bankers of SoftKey International or of the Corporation in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If SoftKey International does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor for the redemption price otherwise payable by the Corporation in connection with the redemption of the Exchangeable Shares pursuant to
Article 7 of the Exchangeable Share Provisions.

                        APPENDIX A TO PLAN OF ARRANGEMENT
                        OF SOFTKEY SOFTWARE PRODUCTS INC.

                     PROVISIONS ATTACHING TO CLASS A SHARES


       The Class A common shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

       DIVIDENDS

       Subject to the prior rights of the holders of any shares ranking senior to the Class A common shares with respect to priority in the payment of dividends, the holders of Class A common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class A common shares shall be declared and paid in equal amounts per share on all Class A common shares at the time outstanding.

       DISSOLUTION

       In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Non-Voting Shares and to any other shares ranking senior to the Class A common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class A common shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class B common shares.

       VOTING RIGHTS

       The holders of the Class A common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

                     PROVISIONS ATTACHING TO CLASS B SHARES

       The Class B common shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

       DIVIDENDS

       Subject to the prior rights of the holders of any shares ranking senior to the Class B common shares with respect to priority in the payment of dividends, the holders of Class B common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Class B common shares shall be declared and paid in equal amounts per share on all Class B common shares at the time outstanding.

       DISSOLUTION

       In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holders of the Exchangeable Non-Voting Shares and to any other shares ranking senior to the Class B common shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Class B common shares shall be entitled to receive the remaining property and assets of the Corporation rateably with the holders of the Class A common shares.

       VOTING RIGHTS

       Except where specifically provided by the Business Corporations Act (Ontario), the holders of the Class B common shares shall not be entitled to receive notice of or to attend meetings of the shareholders of the Corporation and shall not be entitled to vote at any meeting of shareholders of the Corporation.

                   PROVISIONS ATTACHING TO EXCHANGEABLE SHARES

       The Exchangeable Non-Voting Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:


                                    ARTICLE 1
                                 INTERPRETATION

       For the purposes of these share provisions:

1.1 "Affiliate" of any person means any other person directly or indirectly controlled by, or under common control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms

       "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

       "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be February 4, 2005, unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors or (b) such date shall be accelerated at any time to a specified earlier date by the Board of Directors if at such time there are less than 500,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by SoftKey International and its Affiliates and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

       "Board of Directors" means the Board of Directors of the Corporation.

       "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of New York, New York and Toronto, Ontario.

       "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

       "Class A Shares" mean the Class A voting common shares of the Corporation.

       "Class B Shares" means the Class B non-voting common shares of the Corporation.

       "Corporation" means SoftKey Software Products Inc., a corporation amalgamated under the laws of the Province of Ontario.

       "Current Market Price" means, in respect of a SoftKey International Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of SoftKey International Common Shares during a period of 20 consecutive trading days ending not more than five trading days before such date on the National Market System of the National Association of Securities Dealers Automated Quotation System, or, if the SoftKey International Common Shares are not then quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System, on such other stock exchange or automated quotation system on which the SoftKey International Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of SoftKey International Common Shares during such period does not create a market which reflects the fair market value of a SoftKey International Common Share, then the Current Market Price of a SoftKey International Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

       "Exchangeable Shares" mean the Exchangeable Non-Voting Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

       "Liquidation Amount" has the meaning ascribed thereto in Section 5.1 of these share provisions.

       "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

       "Liquidation Date" has the meaning ascribed thereto in Section 5.1 of these share provisions.

       "Plan of Arrangement" means the plan of arrangement relating to the arrangement of the Corporation under section 182 of the Business Corporations Act (Ontario), to which plan these share provisions are attached.

       "Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions.

       "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

       "Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions.

       "Retracted Shares" has the meaning ascribed thereto in Section 6.1 of these share provisions.

       "Retraction Call Right" has the meaning ascribed thereto in Section 6.1 of these share provisions.

       "Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions.

       "Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions.

       "Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions.

       "SoftKey International" means SoftKey International Inc. (formerly "WordStar International Incorporated"), a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

       "SoftKey International Call Notice" has the meaning ascribed thereto in
       Section 6.3 of these share provisions.

       "SoftKey International Common Shares" mean the shares of common stock of SoftKey International, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

       "SoftKey International Dividend Declaration Date" means the date on which the Board of Directors of SoftKey International declares any dividend on the SoftKey International Common Shares.

       "SoftKey International Special Share" means the one share of Special Voting Stock of SoftKey International with a par value of U.S. $1.00 and having voting rights at meetings of holders of SoftKey International Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by SoftKey International and its Affiliates) to be issued to, and voted by, the Trustee pursuant to the Voting and Exchange Trust Agreement.

       "Support Agreement" means the Support Agreement between SoftKey International and the Corporation, made as of February 4, 1994.

       "Transfer Agent" means The R-M Trust Company or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

       "Trustee" means The R-M Trust Company, a corporation organized and existing under the laws of Canada and any successor trustee appointed under the Voting and Exchange Trust Agreement.

       "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement between the Corporation, SoftKey International and the Trustee, made as of February 4, 1994.

                                    ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Class A Shares, the Class B Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.

                                    ARTICLE 3
                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each SoftKey International Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the SoftKey International Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent on the SoftKey International Dividend Declaration Date of the cash dividend declared on each SoftKey International Common Share or
(b) in the case of a stock dividend declared on the SoftKey International Common Shares to be paid in SoftKey International Common

Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of SoftKey International Common Shares to be paid on each SoftKey International Common Share or (c) in the case of a dividend declared on the SoftKey International Common Shares in property other than cash or SoftKey International Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 2.7 of the Support Agreement) the type and amount of property declared as a dividend on each SoftKey International Common Share. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by
Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the SoftKey International Common Shares.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

                                    ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
10.2 of these share provisions:

       (a) pay any dividends on the Class A Shares, the Class B Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Class A Shares, Class B Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

       (b) redeem or purchase or make any capital distribution in respect of Class A Shares, Class B Shares or any other shares ranking junior to the Exchangeable Shares;

       (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

       (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares or upon the conversion of outstanding 9% Convertible Debentures of the Corporation or as contemplated by the Support Agreement.

The restrictions in Sections 4.1(a), 4.1(b) and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the SoftKey International Common Shares shall have been declared on the Exchangeable Shares and paid in full.

                                    ARTICLE 5
                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Class A Shares, the Class B Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a SoftKey International Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the

Corporation causing to be delivered to such holder one SoftKey International Common Share, plus (b) an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share (collectively the "Liquidation Amount").

5.2 On or promptly after the Liquidation Date, and subject to the exercise by SoftKey International of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing SoftKey International Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom by the Corporation). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (less any tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the SoftKey International Common Shares delivered to them.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6
                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by SoftKey International of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a SoftKey International Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one SoftKey International Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) an additional amount equivalent to the full amount of all dividends declared and unpaid thereon (collectively the "Retraction Price," provided that if the record date for any such declared and unpaid dividends occurs on or after the Retraction Date the Retraction Price shall not include such additional amount equivalent to the declared and unpaid dividends). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

       (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

       (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than five Business Days nor more than ten Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

       (c) acknowledging the overriding right (the "Retraction Call Right") of SoftKey International to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to SoftKey International in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2 Subject to the exercise by SoftKey International of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by SoftKey International pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify SoftKey International thereof. In order to exercise the Retraction Call Right, SoftKey International must notify the Corporation in writing of its determination to do so (the "SoftKey International Call Notice") within two Business Days of notification to SoftKey International by the Corporation of the receipt by the Corporation of the Retraction Request. If SoftKey International does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that SoftKey International will not exercise the Retraction Call Right. If SoftKey International delivers the SoftKey International Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to SoftKey International in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and SoftKey International shall purchase from such holder and such holder shall sell to SoftKey International on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, SoftKey International shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing SoftKey International Common Shares and a cheque in the amount of the remaining portion, if any, of the total Purchase Price. Provided that the total Purchase Price has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that SoftKey International does not deliver a SoftKey International Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this
Article 6.

6.4 The Corporation or SoftKey International, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the SoftKey International Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request in payment of the total Retraction Price or the total Purchase Price, as the case may be, and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the total Retraction Price (less any tax required to be deducted and withheld therefrom by the Corporation) or a cheque of SoftKey International payable at par and in Canadian dollars at any branch of the bankers of SoftKey International or of the Corporation in Canada in payment of the remaining portion, if any, of the total Purchase Price, as the case may be, and such delivery of such certificates and cheque on behalf of the Corporation or by SoftKey International, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheque (plus any tax required and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheque is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by SoftKey International shall thereafter be considered and deemed for all purposes to be a holder of the SoftKey International Common Shares delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that SoftKey International shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements of applicable law shall be deemed by giving the Retraction Request to require SoftKey International to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by SoftKey International to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to SoftKey International shall be deemed to have been revoked.

                                    ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and subject to he exercise by SoftKey International of the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount per share equal to (a) the Current Market Price of a SoftKey International Common Share on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares one SoftKey International Common Share for each Exchangeable Share held by such holder, plus
(b) an additional amount equivalent to the full amount of all declared and unpaid dividends thereon (collectively the "Redemption Price").

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by SoftKey International under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. On or after the Automatic Redemption Date and subject to the exercise by SoftKey International of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing SoftKey International Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the additional amount equivalent to the full amount of all declared and unpaid dividends comprising part of the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the SoftKey International Common Shares delivered to them.

                                    ARTICLE 8
                            PURCHASE FOR CANCELLATION

8.1 Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon. If in response to an invitation for tenders under the provisions of this Section 8.1, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

                                    ARTICLE 9

                                  VOTING RIGHTS

9.1 Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 10
                             AMENDMENT AND APPROVAL

10.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of the Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 11
          RECIPROCAL CHANGES, ETC., IN RESPECT OF SOFTKEY INTERNATIONAL
                                  COMMON SHARES

11.1   (a)   Each holder of an Exchangeable Share acknowledges that the Support
             Agreement provides, in part, that SoftKey International will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

             (i) issue or distribute SoftKey International Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire SoftKey International Common Shares) to the holders of all or substantially all of the then outstanding SoftKey International Common Shares by way of stock dividend or other distribution, other than an issue of SoftKey International Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire SoftKey International Common Shares) to holders of SoftKey International Common Shares who exercise an option to receive dividends in SoftKey International Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire SoftKey International Common Shares) in lieu of receiving cash dividends; or

             (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding SoftKey International Common Shares entitling them to subscribe for or to purchase SoftKey International Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire SoftKey International Common Shares); or

             (iii) issue or distribute to the holders of all or substantially all of the then outstanding SoftKey International Common Shares (A) shares or securities of SoftKey International of any class other than SoftKey International Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire SoftKey International Common Shares), (B) rights, options or warrants other than those referred to in Section 11.1(a)(ii) above, (C) evidences of indebtedness of SoftKey International or (D) assets of SoftKey International;

             unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

       (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that SoftKey International will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions:

             (i) subdivide, redivide or change the then outstanding SoftKey International Common Shares into a greater number of SoftKey International Common Shares; or

             (ii) reduce, combine or consolidate or change the then outstanding SoftKey International Common Shares into a lesser number of SoftKey International Common Shares; or

             (iii) reclassify or otherwise change the SoftKey International Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the SoftKey International Common Shares;

             unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions.

                                   ARTICLE 12
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

12.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by SoftKey International with all provisions of the Support Agreement applicable to the Corporation and SoftKey International, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

12.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

       (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares thereunder; or

       (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

       (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 13
                                     LEGEND

13.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                   ARTICLE 14
                                     NOTICES

14.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

14.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   SCHEDULE A


                              NOTICE OF RETRACTION

To the Corporation and SoftKey International Inc.

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ] all share(s) represented by this certificate; or
[ ] ______________ share(s) only.

     The undersigned hereby notifies the Corporation that the Retraction Date shall be _______________________.

NOTE: The Retraction Date must be a Business Day and must not be less than five
      Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

     The undersigned acknowledges the Retraction Call Right of SoftKey International to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to SoftKey International in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If SoftKey International determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to SoftKey International, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require SoftKey International to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and SoftKey International that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or SoftKey International, as the case may be, free and clear of all liens, claims and encumbrances.


_______________________    __________________________   ________________________
        (Date)             (Signature of Shareholder)   (Guarantee of Signature)


[ ] Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of The R-M Trust Company (the "Transfer Agent') in Toronto, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such restriction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    |
 Name of Person in Whose Name Securities or Cheque(s) are to be Registered, Issued or Delivered     | Date
 (please print)                                                                                     |
                                                                                                    |
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    |
 Street Address or P.O. Box                                                                         | Signature of Shareholder
                                                                                                    |
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    |
 City - Province                                                                                    | Signature Guaranteed by
                                                                                                    |
------------------------------------------------------------------------------------------------------------------------------------



NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.